                          RECORDKEEPING AND INVESTMENT
                              ACCOUNTING AGREEMENT


     The  parties  to this  Agreement  are  Security  Management  Company,  LLC,
("Security Management"), a Kansas limited liability company, having its principal place of business at 700 SW Harrison Street, Topeka, Kansas 66636, and Bankers Trust Company ("Bankers"), a New York banking corporation, having its principal place of business at 130 Liberty Street, New York, New York 10006. This Agreement is made effective as of May 4, 1999.

                                     WITNESS

     WHEREAS, Security Management provides general administrative, fund accounting, dividend disbursing and transfer agency services to the Capital Preservation Series (the "Fund") of Security Income Fund (the "Company") pursuant to an Administrative Services and Transfer Agency Agreement dated April 1, 1987, as amended April 30, 1999; and

     WHEREAS, under the terms of said agreement, Security Management is authorized to delegate, assign or subcontract any of its duties under the agreement to a third party provided that such arrangement is approved by the board of directors of the Company; and

     WHEREAS, the board of directors of the Company approved the form of this Recordkeeping and Investment Accounting Agreement at a meeting held February 10, 1999; and

     WHEREAS, the Company is registered as an "investment company" under the Investment Company Act of 1940 (the "1940 Act") and the Fund is a duly authorized series of the Company; and

     WHEREAS, Bankers performs certain investment accounting and recordkeeping services on a computerized accounting system (the "Portfolio Accounting System") in connection with maintaining certain accounting records of the Fund;

     WHEREAS, Security Management desires to appoint Bankers as recordkeeping and investment accounting sub-agent for the Fund, and Bankers is willing to accept such appointment;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, mutually covenant and agree as follows:

 1. APPOINTMENT OF INVESTMENT ACCOUNTING AND RECORDKEEPING SUB-AGENT. Security Management hereby constitutes and appoints Bankers as investment accounting and recordkeeping sub-agent for the Fund to perform accounting and recordkeeping functions related to portfolio transactions required of the Fund under Rule 31a-1 under the 1940 Act and to calculate the net asset value of the Fund.

 2. REPRESENTATIONS AND WARRANTIES OF SECURITY MANAGEMENT. Security Management hereby represents, warrants and acknowledges to Bankers:

     (a) That it is a limited liability company duly organized and existing and in good standing under the laws of Kansas;

     (b) That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into this Agreement; that it has taken all requisite action necessary to appoint Bankers as investment accounting and recordkeeping sub-agent for Fund; that this Agreement has been duly executed and delivered by Security Management; and that this Agreement constitutes a legal, valid and binding obligation of Security Management, enforceable in accordance with its terms; and

     (c) That it has determined to its satisfaction that the Portfolio Accounting System is appropriate and suitable for its needs.

 3. REPRESENTATIONS AND WARRANTIES OF BANKERS. Bankers hereby represents, warrants and acknowledges to Security Management:

     (a) That it is a New York banking corporation duly organized and existing and in good standing under the laws of the State of New York;

     (b) That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; that this Agreement has been duly executed and delivered by Bankers; and that this Agreement constitutes a legal, valid and binding obligation of Bankers, enforceable in accordance with its terms; and

     (c) That the accounts and records maintained and preserved by Bankers shall be the property of the Fund and that it will not use any information made available to it under the terms hereof for any purpose other than complying with its duties and responsibilities hereunder or as specifically authorized by Security Management in writing.

     (d) YEAR 2000 PREPAREDNESS. Bankers has taken steps reasonably designed to assure that the software and operating systems it uses (and those of its vendors) to perform its obligations hereunder are able properly to distinguish dates before January 1, 2000 from dates on or after January 1, 2000.

 4.  Duties and Responsibilities of Security Management.

     (a) Security Management shall turn over to Bankers all of Fund's accounts and records previously maintained, if any.

     (b) Security Management shall provide to Bankers the information reasonably necessary to perform Bankers` duties and responsibilities hereunder prior to the close of the New York Stock Exchange on each day on which Bankers prices the Funds' securities. Security Management will provide information requested as necessary in a written or printed instrument, or in an electronic format mutually agreed upon with Bankers, prior to the close of the New York Stock Exchange on each day on which Bankers prices the Funds' securities.

     (c) Security Management shall pay to Bankers such compensation at such time as may from time to time be agreed upon in writing by Bankers and Security Management. The initial compensation schedule is attached as Exhibit A.

     (d) Security Management shall provide to Bankers, as conclusive proof of any fact or matter required to be ascertained from Security Management as reasonably determined by Bankers, a certificate signed by Security Management's president or other officer of Security Management, or other authorized individual, as reasonably requested by Bankers. Security Management shall also provide to Bankers instructions with respect to any matter concerning this Agreement requested by Bankers. Bankers may rely upon any instruction or information furnished by any person reasonably believed by it to be an officer or agent of Security Management, and shall not be held to have notice of any change of authority of any such person until receipt of written notice thereof from Security Management.

     (e) Security Management shall preserve the confidentiality of the Portfolio Accounting System and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the Portfolio Accounting System and the business of Bankers (collectively, "Confidential Information"). Security Management shall not voluntarily disclose such Confidential Information to any other person other than its own employees or agents who reasonably have a need to know such information pursuant to this Agreement, or as may be required by applicable law. Security Management shall return all such Confidential Information to Bankers upon termination or expiration of this Agreement.

     (f) If Bankers shall provide Security Management direct access to the computerized recordkeeping and reporting system used hereunder or if Bankers and Security Management shall agree to utilize any electronic system of communication, Security Management shall be fully responsible for any and all consequences of the use or misuse of the terminal device, passwords, access instructions and other means of access to such system(s) which are utilized by, assigned to or otherwise made available to Security Management. Security Management agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of such system(s). Bankers shall be fully protected in acting hereunder upon any instructions, communications, data or other information received by Bankers by such means as fully and to the same effect as if delivered to Bankers by written instrument signed by the requisite authorized representative(s) of Security Management.

 5.  Duties and Responsibilities of Bankers.

     (a) Bankers shall calculate Fund's net asset value in accordance with Fund's registration statement and applicable regulations.

     (b) Bankers shall prepare and maintain, in complete, accurate, and current form, all accounts and records necessary as a basis for calculation of Fund's net asset value, and shall preserve such records in the manner and for the periods required by law or for such longer period as the parties may agree upon in writing.

     (c) Bankers shall make available to Security Management and Fund for inspection or reproduction within a reasonable time, upon demand, all accounts and records of Fund maintained and preserved by Bankers.

     (d) Bankers shall be entitled to rely conclusively on the completeness and correctness of any and all accounts and records turned over to it by Security Management.

     (e) Bankers shall assist Fund's independent accountants, or upon approval of Security Management or Fund or upon demand, any regulatory body, in any requested review of Fund's accounts and records maintained by Bankers but shall be reimbursed by Security Management for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Inspections conducted by the Securities and Exchange Commission shall be considered routine.

     (f) Bankers shall respond to reasonable requests for information from Fund or Security Management for books and records maintained by Bankers. Reasonable requests include information necessary for Security
          Management or Fund to prepare tax returns, questionnaires, periodic reports to shareholders and other such other reports as Security Management and Bankers shall agree upon from time to time.

     (g) Bankers shall not have any responsibility hereunder to Fund, Fund's shareowners or any other person or entity for moneys or securities of Fund, whether held by Fund or Fund's custodians.

 6.  INDEMNIFICATION.

     (a) Security Management shall indemnify and hold Bankers harmless from and against any and all costs, expenses, losses, damages (including consequential, special and punitive damages), charges, reasonable counsel fees, payments and liabilities (including amounts paid in settlement, provided that Security Management shall have approved such settlement) which may be asserted against or incurred by Bankers, or for which it may be liable, arising out of or attributable to:

           1. Security Management's refusal or failure to substantially comply with the terms of this Agreement.

           2.  Security   Management's   negligent  or  willful   misconduct  in
               connection with the performance of its duties under this Agreement, or the failure of any representation or warranty of Security Management hereunder to be and remain materially true and correct at all times.

           3. The failure of Security Management to comply with applicable law in connection with the performance of its duties under this Agreement.

           4. Any error, omission, inaccuracy or other deficiency in Fund's accounts and records or other information provided by or on behalf of Security Management to Bankers, or the failure of Security Management to provide, or provide in a timely manner, the information needed by Bankers to perform its functions.

           5. Payment of money by Bankers at the request of Security Management, or the taking of any action by Bankers at the request of Security Management which might make Bankers liable for payment of money; provided, however, that notwithstanding this indemnification, Bankers shall not be obligated to expend its own moneys or to take any action to pay money except in Bankers' sole discretion.

           6. The legality of the issue, sale or purchase of any shares of the Fund, the sufficiency of the purchase or sale price, or the declaration of any dividend by the Fund, whether paid in cash or stock.

           7. The misuse, whether authorized or unauthorized, of the Portfolio Accounting System or other computerized recordkeeping and reporting system to which Bankers provides Security Management direct access hereunder or by any person who acquires access to such system(s) through the terminal device, passwords, access instruction or other means of access to such system(s) which are utilized by, assigned to or otherwise made available to Security Management, except to the extent attributable to any negligence or willful misconduct by Bankers.

           8. Bankers' action or omission to act under this Agreement upon any instructions, advice, notice, request, consent, certificate or other instrument or paper which it reasonably believes to have originated from Security Management, the Fund, the Fund's custodian, or the Fund's independent public accountant and which it reasonably believes to be genuine and to have been properly executed.

           9. Bankers' action or omission to act under this Agreement in good faith reliance on the advice or opinion of counsel acceptable to both Security Management and Bankers concerning the subject matter of this Agreement.

          10. Banker's action or omission to act under this Agreement in good faith reliance on statements of counsel to the Fund, the Fund's independent accountants, and the Fund's officers or other authorized individuals provided by Fund resolution concerning the subject matter of this Agreement.

     (b) Bankers shall indemnify and hold Security Management and Fund harmless from and against any and all costs, expenses, losses, damages (including consequential, special and punitive damages), charges, reasonable counsel fees, payments and liabilities (including amounts paid in settlement, provided that Bankers shall have approved such settlement) which may be asserted against or incurred by Security Management or Fund, or for which it may be liable, arising out of or attributable to:

           1. Bankers' refusal or failure to substantially comply with the terms of this Agreement.

           2. Bankers' negligent or willful misconduct in connection with the performance of its duties under this Agreement or the failure of any representation or warranty of Bankers hereunder to be and remain materially true and correct at all times.

           3.  The  failure  of  Bankers  to  comply  with   applicable  law  in
               connection   with  the  performance  of  its  duties  under  this
               Agreement.

           4. Any error, omission, inaccuracy or other deficiency in Fund's accounts and records or other information provided by or on behalf of Bankers to Security Management, or the failure of Bankers to provide, or provide in a timely manner, the
               information   needed  by  Security   Management  to  perform  its
               functions.

           5. Security Management's action or omission to act under this Agreement upon any instructions, advice, notice, request, consent, certificate or other instrument or paper which it reasonably believes to have originated from Bankers or Bankers' independent public accountant and which it reasonably believes to be genuine and to have been properly executed.

           6. Security Management's action or omission to act under this Agreement in good faith reliance on the advice or opinion of counsel acceptable to both Security Management and Bankers concerning the subject matter of this Agreement.

           7. Security Management's action or omission to act under this Agreement in good faith reliance on statements of counsel to Bankers, Bankers' independent accountants, and Bankers' officers or Bankers' authorized employees.

     (c) A party shall not be liable under this Section 6 with respect to any claim made against an otherwise indemnified party unless the party seeking indemnification shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the party seeking indemnification. Failure to provide notice as provided above shall relieve a party from liability only to the extent that the party is actually harmed or disadvantaged by the failure to provide timely notice, and shall not relieve a party from any liability that it may otherwise have without regard to Section 6. An indemnifying party shall be entitled to:

           1. participate, at its own expense, in the defense of an action for which indemnity may be had against that party hereunder, and

           2. to assume control of the defense of an action for which the indemnifying party may be liable hereunder if the indemnifying party engages counsel agreeable to the indemnified party to prosecute the defense; agreement to the selection of counsel not to be unreasonably withheld.

     (d) In the event of losses occasioned by the negligent error of Bankers in calculating the Fund's net asset value, Security Management shall accept Bankers' offer to minimize or eliminate any resulting monetary damages by employing such alternatives as reprocessing fund shareowner transactions. Bankers shall bear the reasonable costs of reprocessing such transactions.

 7. FORCE MAJEURE. Bankers shall not be responsible or liable for its failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control or ability to minimize or redress, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

 8. PROCEDURES. Bankers and Security Management may from time to time adopt procedures as they agree upon, and Bankers may conclusively assume that any procedure approved or directed by Security Management does not conflict with or violate any requirements of Fund's prospectus, charter or declaration of trust, bylaws, any applicable law, rule or regulation, or any order, decree or agreement by which the Fund may be bound.

 9. TERM AND TERMINATION. This Agreement may be terminated by either party by notice in writing received by the other party not less than one hundred twenty (120) days prior to the date upon which such termination shall take effect. This Agreement shall terminate automatically in the event of the termination of the (i) Administrative Services and Transfer Agency Agreement between Security Management and Company, or (ii) Third Party Feeder Fund Agreement dated May 4, 1999 between Security Management and Bankers. Upon termination of this Agreement:

     (a) Security Management shall pay to Bankers its fees and compensation due hereunder.

     (b) Security Management shall designate a successor (which may be Security Management) by notice in writing to Bankers on or before the termination date.

     (c) Bankers shall deliver to the successor, or if none has been designated, to Security Management, at Bankers' office, all records, funds and other properties of Fund deposited with or held by Bankers hereunder. In the event that neither a successor nor Security Management takes delivery of all records, funds and other properties of Fund by the termination date, Bankers' sole obligation with respect thereto from the termination date until delivery to a successor or Security Management shall be to exercise reasonable care to hold the same in custody in its form and condition as of the termination date, and Bankers shall be entitled to reasonable compensation therefor, including but not limited to all of its out-of-pocket costs and expenses incurred in connection therewith.

10. NOTICES. All notices, requests, instructions and other writings shall be deemed to have been properly given hereunder if addressed as follows:

          If to Security Management:

          Security Management Company, LLC
          700 SW Harrison Street
          Topeka, Kansas 66636-0001
          Attention: General Counsel

          If to Bankers Trust Company:

          Mutual Fund Services
          BT Alex.Brown Incorporated
          One South Street
          Baltimore, MD 21202
          Attention: Richard T. Hale

          or to such other address as a party may designate, in writing, to each other party.

11.  MISCELLANEOUS.

     (a) This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of New York, without reference to the choice of laws principles thereof.

     (b) All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     (c) The representations and warranties and the indemnification extended hereunder, are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

     (d) The confidentiality provisions of Sections 4.E. and 4.F. shall continue after and survive the expiration, termination or cancellation of this Agreement.

     (e) No provisions of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

     (f) The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

     (g) The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     (h) This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     (i) If any provision of this Agreement shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, and every provision of this Agreement shall remain in full force and effect and shall remain enforceable to the fullest extent permitted by applicable law.

     (j) This Agreement may not be assigned by either party hereto without the prior written consent of the other. The parties hereby consent to the acquisition of Bankers by Deutsche Bank AG or an affiliate of Deutsche Bank AG.

     (k) Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between Security Management and Bankers.

     (l) Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective and duly authorized officers, to be effective as of the day and year first above written.

BANKERS TRUST COMPANY

By:    ERIC KIRSCH
       --------------------------------
Name:  Eric Kirsch
Title: Managing Director


SECURITY MANAGEMENT COMPANY, LLC

By:    JAMES R. SCHMANK
       --------------------------------
Name:  James R. Schmank
Title: President
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                                    EXHIBIT A

                                      FEES

For one fund and one class of that fund          $10,000.00

For each additional class                        $ 2,000.00